Exhibit 99.1

Ethan Allen Reports Fiscal 2024 Second Quarter Results Highlighted by Strong Margins and Robust Balance Sheet; Lower Sales Reflect Post Pandemic Economy

DANBURY, CT – JANUARY 24, 2024 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its financial and operating results for the fiscal 2024 second quarter ended December 31, 2023.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased to report our financial and operating results for the fiscal 2024 second quarter ended December 31, 2023, marked by lower sales, strong gross and operating margins and a robust balance sheet. The pandemic period, defined by us as fiscal years 2021 through 2023, had strong consumer focus on the home, high demand and major increases in sales. We had record high backlogs, which are now returning to pre-pandemic levels. During this pandemic period, we undertook many important initiatives within our vertically integrated enterprise, including strengthening our Talent, Marketing, Service, Technology and Social Responsibility.”

“Compared to our second quarter ended December 31, 2018, each of these important areas contributed to the strengthening of our enterprise. Gross margin increased to 60.2% in our just completed second quarter compared to 55.2% for the quarter ending December 31, 2018. Cash and investments totaled $167.8 million, up from $38.8 million five years ago. Inventory levels are down 11.5% to $140.9 million, while headcount has been reduced by 31.1%. We strengthened our balance sheet during the pandemic period, enabling us to return additional capital to shareholders. We have returned $137.9 million to shareholders in the form of cash dividends, an increase of $41.4 million or 42.9% during the three-year period leading up to the pandemic,” continued Mr. Kathwari.

“During the last decade, our focus on developing a strong interior design-based enterprise and utilizing technology was a great advantage. We have continued to strengthen our enterprise with this focus and last fiscal year started repositioning our 173 design centers throughout North America as the Interior Design Destination. We also continued to invest in our North American manufacturing and logistics. About 75% of our products are made in these facilities with 75% custom orders. Our strong logistics network delivers our products to our clients home at one delivered price. We believe we are well-positioned to continue our journey and remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2024 SECOND QUARTER HIGHLIGHTS*

●	Consolidated net sales of $167.3 million decreased 17.7%
o	Retail net sales of $139.2 million were lower by 19.0%
o	Wholesale net sales of $90.6 million were lower by 14.7%

●	Written order trends
o	Retail segment written orders decreased 9.4%
o	Wholesale segment written orders decreased 10.9%

●

Consolidated gross margin of 60.2% was 80 basis points lower than last year due to deleveraging from lower unit volumes combined with changes in both sales and product mix partially offset by lower input costs including reduced inbound freight, raw material costs and headcount

●

Operating margin of 13.0%; adjusted operating margin of 12.8% compared with 18.1% last year due to fixed cost deleveraging from lower consolidated net sales, gross margin erosion, incremental costs from new design centers and expenses incurred with the launch of the Interior Design Destination initiative partially offset by lower headcount, reduced variable expenses including lower delivery and commissions and the ability to maintain a disciplined approach to cost savings and expense control

●	Advertising expenses were equal to 2.0% of net sales in both the current and prior year period; promotional activity remained disciplined

●	Diluted EPS of $0.68 compared with $1.10; adjusted diluted EPS of $0.67; reported diluted EPS for the second quarter ending December 31, 2018 (pre-pandemic) was $0.45

●	Generated $13.6 million of cash from operating activities compared with $2.5 million a year ago

●	Paid regular quarterly cash dividend of $0.36 per share totaling $9.2 million

●	Ended the quarter with $167.8 million in cash and investments with no debt outstanding

●	Reduced inventory carrying levels to $140.9 million at December 31, 2023, down 11.8% from a year ago

●

Celebrated the launch of Ethan Allen’s next reinvention as the Interior Design Destination with several design center grand reopenings during the quarter; images from each celebration are featured at www.ethanallen.com/grandreopenings

●

Ethan Allen held its 2023 Virtual Convention in December, which celebrated over 91 years of innovation by highlighting the Company’s strategic repositioning as the Interior Design Destination across its vertically integrated enterprise, its history in classic style with a modern perspective, the service of its manufacturing and logistics operations and the strengthening of the Company’s retail network

* See reconciliation of GAAP to adjusted key financial measures in the back of this press release. Comparisons are to the second quarter of fiscal 2023.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended			Six months ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Net sales	$167,276	$203,161	(17.7%)	$331,168	$417,691	(20.7%)
Gross profit	$100,636	$124,020	(18.9%)	$200,777	$253,636	(20.8%)
Gross margin	60.2%	61.0%		60.6%	60.7%
GAAP operating income	$21,688	$37,069	(41.5%)	$40,039	$76,719	(47.8%)
Adjusted operating income*	$21,453	$36,873	(41.8%)	$41,296	$74,565	(44.6%)
GAAP operating margin	13.0%	18.2%		12.1%	18.4%
Adjusted operating margin*	12.8%	18.1%		12.5%	17.9%
GAAP net income	$17,411	$28,166	(38.2%)	$32,350	$58,046	(44.3%)
Adjusted net income*	$17,235	$28,020	(38.5%)	$33,289	$56,437	(41.0%)
Effective tax rate	25.5%	25.7%		25.5%	25.5%
GAAP diluted EPS	$0.68	$1.10	(38.2%)	$1.26	$2.27	(44.5%)
Adjusted diluted EPS*	$0.67	$1.10	(39.1%)	$1.30	$2.21	(41.2%)
Cash flows from operating activities	$13,590	$2,517	439.9%	$30,290	$40,939	(26.0%)

* See reconciliation of GAAP to adjusted key financial measures in the back of this press release

BALANCE SHEET and CASH FLOW

Cash and investments totaled $167.8 million at December 31, 2023, compared with $172.7 million at June 30, 2023. The decrease of $4.9 million was primarily due to $31.1 million in cash dividends paid and capital expenditures of $5.2 million as the Company continued to return capital to shareholders and reinvested back into the business. These cash outflows were partially offset by $30.3 million in cash generated from operating activities.

Cash dividends paid were $31.1 million, which included a special cash dividend of $12.7 million, or $0.50 per share paid in August 2023, and regular quarterly cash dividends of $18.4 million, or $0.36 per share, a 12.5% increase from last year’s regular quarter dividend of $0.32 per share.

Cash from operating activities totaled $30.3 million during the first half of fiscal 2024, a decrease from $40.9 million in the prior year period due to lower net income partially offset by a reduction in customer deposits.

Inventories, net totaled $140.9 million at December 31, 2023, compared with $149.2 million at June 30, 2023. Inventory balances continue to decline as the Company aligns its inventory with incoming order trends while also ensuring appropriate levels are maintained to service customer orders.

Customer deposits from undelivered written orders totaled $63.1 million at December 31, 2023, compared with $77.8 million at June 30, 2023.

No debt outstanding at December 31, 2023.

DIVIDENDS

On October 24, 2023, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.36 per share, which was paid on November 22, 2023, and totaled $9.2 million. More recently, on January 23, 2024, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.36 per share, payable on February 22, 2024, to shareholders of record on February 6, 2024. Ethan Allen has a long history of returning capital to shareholders and is pleased to continue to pay a regular quarterly cash dividend, which highlights the Company’s strong balance sheet.

CONFERENCE CALL

Ethan Allen will host a conference call with investors and analysts today, January 24, 2024, at 5:00 PM (Eastern Time) to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants:	877-705-2976
●	International Participants:	201-689-8798
●	Meeting Number:	13742675

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), recently named America’s #1 Premium Furniture Retailer and among America’s Top 10 Retailers by Newsweek, is a leading interior design destination combining state-of-the-art technology with personal service. Our design centers, which represent a mix of independent licensees and Company-owned and operated locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, we manufacture about 75% of our custom-crafted products in our North American manufacturing facilities and have been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow us on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This press release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2023 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)
	Three months ended December 31,		Six months ended December 31,
	2023	2022	2023	2022
Net sales	$167,276	$203,161	$331,168	$417,691
Cost of sales	66,640	79,141	130,391	164,055
Gross profit	100,636	124,020	200,777	253,636
Selling, general and administrative expenses	79,183	87,147	159,481	179,109
Restructuring and other charges, net of gains	(235)	(196)	1,257	(2,192)
Operating income	21,688	37,069	40,039	76,719
Interest and other income, net	1,667	851	3,391	1,192
Income before income taxes	23,355	37,920	43,430	77,911
Income tax expense	5,944	9,754	11,080	19,865
Net income	$17,411	$28,166	$32,350	$58,046

Net income per diluted share	$0.68	$1.10	$1.26	$2.27
Diluted weighted average common shares	25,630	25,582	25,624	25,571

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	December 31,	June 30,
	2023	2023
ASSETS
Current assets
Cash and cash equivalents	$55,051	$62,130
Investments	97,679	110,577
Accounts receivable, net	6,831	11,577
Inventories, net	140,939	149,195
Prepaid expenses and other current assets	25,459	25,974
Total current assets	325,959	359,453

Property, plant and equipment, net	219,492	222,167
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	113,699	115,861
Deferred income taxes	832	640
Other assets	17,065	2,204
Total ASSETS	$722,175	$745,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$24,069	$28,565
Customer deposits	63,098	77,765
Accrued compensation and benefits	21,253	23,534
Current operating lease liabilities	26,649	26,045
Other current liabilities	5,861	7,188
Total current liabilities	140,930	163,097

Operating lease liabilities, long-term	101,314	104,301
Deferred income taxes	2,991	3,056
Other long-term liabilities	4,050	3,993
Total LIABILITIES	$249,285	$274,447

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	$472,926	$471,028
Noncontrolling interests	(36)	(22)
Total shareholders’ equity	$472,890	$471,006
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$722,175	$745,453

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)
	Three months ended			Six months ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$21,688	$37,069	(41.5%)	$40,039	$76,719	(47.8%)
Adjustments (pre-tax)*	(235)	(196)		1,257	(2,154)
Adjusted operating income*	$21,453	$36,873	(41.8%)	$41,296	$74,565	(44.6%)

Consolidated Net sales	$167,276	$203,161	(17.7%)	$331,168	$417,691	(20.7%)
GAAP Operating margin	13.0%	18.2%		12.1%	18.4%
Adjusted operating margin*	12.8%	18.1%		12.5%	17.9%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$17,411	$28,166	(38.2%)	$32,350	$58,046	(44.3%)
Adjustments, net of tax*	(176)	(146)		939	(1,609)
Adjusted net income	$17,235	$28,020	(38.5%)	$33,289	$56,437	(41.0%)
Diluted weighted average common shares	25,630	25,582		25,624	25,571
GAAP Diluted EPS	$0.68	$1.10	(38.2%)	$1.26	$2.27	(44.5%)
Adjusted diluted EPS*	$0.67	$1.10	(39.1%)	$1.30	$2.21	(41.2%)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)
(In thousands)
	Three months ended		Six months ended
	December 31,		December 31,
	2023	2022	2023	2022
Orleans, Vermont flood	$250	$-	$2,346	$-
Gain on sale-leaseback transaction	(655)	(654)	(1,310)	(2,911)
Severance and other charges	170	458	221	757
Adjustments to operating income	$(235)	$(196)	$1,257	$(2,154)
Related income tax effects on non-recurring items(1)	59	50	(318)	545
Adjustments to net income	$(176)	$(146)	$939	$(1,609)

(1)	Calculated using the marginal tax rate for each period presented